Exhibit 5.1

To Patheon Holdings Coöperatief U.A. (the “Issuer”) Herengracht 483 1017 BT Amsterdam The Netherlands

Date 28 August 2015		J.M. van Dijk Advocaat

Our ref.	M23789430/4/20597401/PvL

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission of ordinary shares in the capital of the Issuer

1	Introduction

I act as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	Scope of Inquiry

I have examined, and relied upon the accuracy of the factual statements in, the following documents:

3.1	A copy of the Registration Statement.

3.2	A copy of:

(a)	the Issuer’s deed of incorporation including its articles of association, as provided by the Chamber of Commerce (Kamer van Koophandel);

(b)	a draft of the Deed of Conversion; and

(c)	the Trade Register Extract.

3.3	A copy of the Board Certificate.

In addition, I have examined such documents, and performed such other investigations, as I considered necessary for the purpose of this opinion. My examination has been limited to the text of the documents.

4	Assumptions

I have made the following assumptions:

4.1

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

(c)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(d)	The Deed of Conversion will have been validly executed in the form referred to in this opinion.

4.2	Df

(a)	At the time of the issue of the Registration Shares, the Issuer’s articles of association will be as included in the Deed of Conversion.

(b)

(i)	The issue by the Issuer of the Registration Shares (or of any rights to acquire Registration Shares) will have been validly authorised; and

(ii)	any pre-emption rights in respect of the issue of the Registration Shares (or of any rights to acquire Registration Shares) will have been observed or validly excluded;

all in accordance with the Issuer’s articles of association at the time of authorisation or of observance or exclusion.

(c)	The Issuer’s authorised share capital at the time of issue of any Registration Share will be sufficient to allow for the issue.

(d)	The Registration Shares will have been:

(i)	issued in the form and manner prescribed by the articles of association at the time of issue; and

(ii)	otherwise offered, issued and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).

(e)	The nominal amount of the Registration Shares and any agreed share premium will have been validly paid.

5	Opinion

Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4, I am of the following opinion:

5.1	When issued and sold to their subscribers, the Registration Shares will have been validly issued, fully paid and nonassessable[1].

6	Reliance

6.1	This opinion is an exhibit to the Registration Statement and may be relied upon by purchasers of the Registration Shares for the purpose of their acquisition of the Registration Shares and not by any other person or for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.

6.2	Each person accepting this opinion agrees, in so accepting, that only De Brauw will have any liability in connection with this opinion, that the agreement in this paragraph 6.2 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and that the Dutch courts will have exclusive jurisdiction to settle any dispute relating to this opinion.

1 In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

6.3	The Issuer may:

(a)	file this opinion as an exhibit to the Registration Statement; and

(b)	refer to De Brauw giving this opinion in the Exhibit Index in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.

Jan Marten van Dijk

Annex 1 – Definitions

In this opinion:

“Board Certificate” means the certificate dated the date of this opinion attached to this opinion as Annex 2.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

"Deed of Conversion” means the deed of conversion and amendment of the articles of association providing for the conversion of the Issuer into a limited liability company and amendment of its articles of association.

“Dutch law” means the law directly applicable in the Netherlands.

“Issuer” means Patheon Holdings Coöperatief U.A., with seat in Amsterdam.

“Registration” means the registration of the Securities with the SEC under the Securities Act.

“Registration Shares” means registered common shares in the Issuer’s capital, issued after the date on which the Deed of Conversion is executed.

“Registration Statement” means the registration statement on form S-1 (Registration No. 333-204789) in relation to the Registration to be filed with SEC on the date hereof (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extract” means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 26 August 2015.

Annex 2 – Board Certificate

BOARD CERTIFICATE

FROM THE MANAGEMENT BOARD OF PATHEON HOLDINGS COOPERATIEF U.A.

THE UNDERSIGNED:

1.	Daniel Agroskin;

2.	James Bradley Unsworth;

3.	Ralf Johannes Agnes Wilhelmus Schmeitz; and

4.	Eric Mitchell Sherbet;

acting in their capacity as managing directors of Patheon Holdings Coöperatief U.A., a cooperative with seat in Amsterdam and having its address at Herengracht 483, 1017 BT Amsterdam, the Netherlands, (the “Issuer”),

BACKGROUND:

(a)	The Issuer intends to seek the Registration with the SEC of the Registration Shares.

(b)	In connection with the Registration, on the date of this Board Certificate, De Brauw Blackstone Westbroek N.V. intends to issue a legal opinion in the form attached to this certificate (the “Legal Opinion”).

(c)	This Board Certificate is the “Board Certificate” as defined in the Legal Opinion.

(d)	The undersigned make the certifications in this Board Certificate after due and careful consideration and after having made all necessary enquiries.

1	Construction

1.1	Terms defined in the Legal Opinion have the same meaning in this Board Certificate.

1.2	In this Board Certificate “including” means “including without limitation”.

2	CERTIFICATION:

Each undersigned certifies the following.

2.1	Authenticity

As at the date of this Board Certificate all information regarding the Issuer registered or on file with the Dutch Trade Register is correct, complete and up to date.

2.2	Solvency

The Issuer is not subject to any bankruptcy proceedings, suspension of payments, emergency measures, other insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings or other laws relating to or affecting the rights of creditors.

2.3	General

No undersigned is aware of:

(a)	any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Board Certificate; or

(b)	any fact or circumstance which he or she understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to De Brauw in writing.

3	RELIANCE

De Brauw may rely on this Board Certificate (without personal liability for the undersigned).

4	IN EVIDENCE WHEREOF:

this Board Certificate was signed in the manner set out below.

/s/ Daniel Agroskin
Name:	Daniel Agroskin

/s/ James Bradley Unsworth
Name:	James Bradley Unsworth

/s/ Ralf Johannes Agnes Wilhelmus Schmeitz
Name:	Ralf Johannes Agnes Wilhelmus Schmeitz

/s/ Eric Mitchell Sherbet
Name:	Eric Mitchell Sherbet